For Immediate Release	News Announcement

DIGIPLEX FISCAL 2013 Q2 REVENUE RISES MORE THAN SEVEN-FOLD TO $6.9 MILLION REFLECTING SIGNIFICANT SCREEN GROWTH

- Achieves Substantial Increases in Key Operating Metrics Including Theater Level Cash Flow, Adjusted EBITDA and Average Attendance per Screen -

WESTFIELD, New Jersey (February 14, 2013) – Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today reported its fiscal 2013 second quarter financial results for the three-month period ended December 31, 2012.

DATE/TIME: Today, 2/14/13 at 4:30 p.m. ET

TELEPHONE: 800/406-7408. Please call at least five minutes in advance to be connected.

WEBCAST: live webcast is available through the Investor Relations section of Digiplex’s website at www.digiplexdest.com. A webcast replay will be available and accessible for at least 30 days following the live event.

SUMMARY AND SUPPLEMENTARY FINANCIAL DATA
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(in thousands)	2012	2011	2012	2011
Total revenue	$6,870	$920	$11,216	$1,899
Net loss	(1,234)	(321)	(1,897)	(587)

Theater level cash flow (1)	1,466	178	2,432	368
Adjusted EBITDA (1)	599	(127)	934	(224)

Theaters (2)	16	3	16	3
Average screens (3)	96	19	85	19
Average attendance per screen (3)	6,420	3,565	12,149	8,012
Average admission per patron	$7.71	$9.60	$7.52	$9.14
Average concessions sales per patron	$3.13	$2.98	$3.03	$2.63
Total attendance (in thousands) (3)	617	68	1,033	152

(1)
Theater level cash flow and adjusted EBITDA are supplemental non-GAAP financial measures. Reconciliations of these metrics to the net loss for the three months ended December 31, 2012 and 2011, are included in the supplementary tables accompanying this news announcement.

(2)	As of December 31, 2012 and 2011, respectively
(3)
Total attendance and average per screen attendance for the three-month period ended December 31, 2012 include a contribution from the seven acquired UltraStar theaters based in CA and AZ for the 13-day average stub period prior to 12/31/12.  For the six-month period ended December 31, 2012, total attendance and average per screen attendance includes the contribution from UltraStar noted previously, and a contribution from the Lisbon theater in Connecticut for a 94–day stub period prior to 12/31/12.

Digiplex Chairman and CEO Bud Mayo stated, “We continue to make significant progress in strategically expanding Digiplex’s theater and screen footprint in leading markets around the country.  At the end of our fiscal second quarter we were up to 159 screens in 16 locations, and added another two theaters with an aggregate of 19 screens in Sparta, NJ and Solon, OH subsequent to Q2.  We are transforming each acquired facility into a digital entertainment center that adds significant incremental value to our operating base through accretive revenue, EBITDA and free cash flow generation.  Digiplex has come a long way in less than a year since our April 2012 IPO and we are well positioned to achieve the 100 location/1000 screen goal we set for ourselves as a corporate milestone, and in the process we will continue to focus on creating incremental value for all our stakeholders.”

(financial tables follow)

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2012	June 30, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,129	$2,037
Accounts receivable	600	238
Inventories	162	78
Deferred financing costs, current portion	267	-
Prepaid expenses and other current assets	486	381
Total current assets	4,644	2,734
Property and equipment, net	29,859	15,432
Goodwill	4,343	980
Intangible assets, net	4,152	4,114
Security deposit	8	3
Deferred financing costs, long term portion	1,039	-
Other assets	80	14
TOTAL ASSETS	$44,125	$23,277

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,674	$1,939
Payable to vendor for digital systems	-	3,334
Notes payable, current portion	688	1,000
Capital lease, current portion	17	-
Earn out from theater acquisitions, current portion	79	79
Deferred revenue	513	31
Total current liabilities	4,971	6,383

NONCURRENT LIABILITIES
Notes payable, long term portion	9,300	-
Capital lease, net of current position	79	-
Earn out from theater acquisition, long term portion	550	-
Unfavorable leasehold liability, long term portion	176	190
Deferred rent expense	173	83
Deferred tax liability	89	39
TOTAL LIABILITIES	15,338	6,695

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred Stock, $0.1 par value, 10,000,000 shares authorized as of December 311, 2012 and June 30, 2012, 6 and 0 shares of Series B Preferred Stock outstanding as of December 31, 2012 and June 30, 2012, respectively	-	-
Class A Common stock, $.01 par value: 20,000,000 shares authorized and 5,134,656 and 4,519,452 shares issued and outstanding as of December 31, 2012 and June 30, 2012, respectively	51	45
Class B Common stock, $.01 par value, 900,000 shares authorized and issued and outstanding as of December 31, 2012 and June 30, 2012, respectively	9	9
Additional paid-in capital	25,381	19,285
Accumulated deficit	(4,561)	(2,757)
TOTAL STOCKHOLDERS’ EQUITY OF DIGITAL CINEMA DESTINATIONS CORP.	20,880	16,582
Non-controlling interest	7,907	-
TOTAL LIABILITIES AND EQUITY	$44,125	$23,277

DIGITAL CINEMA DESTINATIONS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
REVENUES
Admissions	$4,752	$650	$7,761	$1,392
Concessions	1,929	202	3,128	401
Other	189	68	327	106
Total revenues	6,870	920	11,216	1,899

COSTS AND EXPENSES
Cost of operations:
Film rent expense	2,417	270	3,855	598
Cost of concessions	317	28	482	68
Salaries and wages	710	144	1,224	288
Facility lease expense	811	128	1,334	248
Utilities and other	1,141	172	1,881	329
General and administrative	1,208	352	1,946	673
Depreciation and amortization	1,098	132	1,947	262
Total costs and expenses	7,702	1,226	12,669	2,466

OPERATING LOSS	(832)	(306)	(1,453)	(567)
OTHER EXPENSE
Interest expense	(272)	-	(294)	-
Non-cash interest expense	(75)	-	(78)	-
Other expense	(8)	-	(8)	-

LOSS BEFORE INCOME TAXES	(1,187)	(306)	(1,833)	(567)
Income tax expense	47	15	64	20

NET LOSS	$(1,234)	$(321)	$(1,897)	$(587)

Net loss attributable to non-controlling interest	93	-	93	-

Net loss attributable to Digital Cinema Destinations Corp.	$(1,141)	$(321)	$(1,804)	$(587)
Preferred stock dividends	(5)	(80)	(6)	(153)

Net loss attributable to common stockholders	$(1,146)	$(401)	$(1,810)	$(740)

Net loss per Class A and Class B common share – basic and diluted	$(0.21)	$(0.28)	$(0.33)	$(0.51)
Weighted average common shares outstanding	5,511,765	1,469,166	5,465,356	1,469,166

SUPPLEMENTARY NON-GAAP RECONCILIATIONS
THEATER LEVEL CASH FLOW AND ADJUSTED EBITDA
(Unaudited)
($ in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Net loss	$(1,234)	$(321)	$(1,897)	$(587)
Depreciation and amortization	1,098	132	1,947	262
Interest expense	347	-	372	-
Income tax expense	47	15	64	20

EBITDA	$258	$(174)	$486	$(305)
Stock-based compensation	26	16	69	33
Non-recurring organizational and M&A-related professional fees	315	16	362	28

Adjusted EBITDA	$599	$(142)	$917	$(224)

General and administrative expenses (1)	867	320	1,515	612

Theater level cash flow (2)	$1,466	$178	$2,432	$368

(1)	Excludes stock-based compensation and non-recurring organizational and M&A-related professional fees
(2)
Represents theater level cash flow on a consolidated basis, including the results of the Start Media / Digiplex, LLC joint venture for an approximate 13-day average stub-period prior to December 31, 2012.  See Form 10-Q for further information.

About Digital Cinema Destinations Corporation (www.digiplexdest.com)
Digital Cinema Destinations Corp. is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare.  The Company’s customers enjoy live and pre-recorded alternative programming such as concerts, operas, ballets, sporting events, conferences, interactive videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. As of February 1, 2013, Digiplex operates 18 cinemas and 178 screens in AZ, CA, CT, NJ, OH and PA.  You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.  Digiplex is also participating in DigiNext, a unique, specialty content joint venture (with Nehst Studios) featuring curated content from festivals around the world.  DigiNext releases typically include innovative live Q&A sessions between the audience and cast members.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form 10-K for the year ended June 30, 2012 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR – Investor Relations/Corporate Communications
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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